EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 5 to Registration Statement on Form S-1 of our report dated April 16, 2020 relating to the consolidated financial statements of SOBR Safe, Inc. and subsidiaries for the year ended December 31, 2019. Our report includes an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the registration statement.

Hall & Company Certified Public Accountants & Consultants, Inc.

Irvine, CA

January 31, 2022